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                                                                      EXHIBIT 21






                            CENTRUM INDUSTRIES, INC.



         Direct and indirect subsidiaries of Centrum:

                 American Handling, Inc.
                 Micafil, Inc.
                 LaSalle Exploration, Inc.
                 McInnes Steel Company
                 McInnes Services, Inc.
                 Erie Bronze and Aluminum Company
                 Eballoy Glass Products Company
                 McInnes International, Inc.